UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2019

Rexahn Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34079	11-3516358
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2019, Rexahn Pharmaceuticals, Inc. (the “Company”) appointed Lara Sullivan, M.D. to the Board of Directors of the Company (the “Board”), effective immediately, to serve until the 2019 annual meeting of stockholders and until her successor is duly elected and qualified. Dr. Sullivan has also been appointed to serve as Chair of the newly formed Business Development Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board.

Dr. Sullivan is a founder and from 2017 to 2018 served as president of SpringWorks Therapeutics, a clinical-stage biopharmaceutical company. Prior to joining SpringWorks, Dr. Sullivan served as a vice president of Pfizer from 2011 to 2017. While at Pfizer she helmed strategy and portfolio operations for the company’s early-stage pipeline and led the work, inside Pfizer and with outside patient groups and partners, to create SpringWorks Therapeutics. Prior to joining Pfizer, Dr. Sullivan was an associate principal in the pharmaceutical and medical products practice at McKinsey & Company, where she advised biopharmaceutical clients on a variety of strategic and operational issues, with a particular emphasis on research and development productivity. Dr. Sullivan also served as a principal at Paul Capital Partners, where she led due diligence for investments in their healthcare fund, and earlier in her career worked in healthcare equity research and municipal finance at Credit Suisse First Boston. Dr. Sullivan holds an M.D. from the University of Pennsylvania School of Medicine, an MBA from The Wharton School at the University of Pennsylvania, and a B.A. in comparative literature from Cornell University.

Upon her appointment to the Board, Dr. Sullivan received an award of stock options to purchase 84,968 shares of the Company’s common stock under the Company’s 2013 Stock Option Plan. Dr. Sullivan will participate in the Company’s compensation program for non-employee directors, including for 2019, a pro-rated portion of the annual retainer and committee fees payable under such program.

Item 7.01	Regulation FD Disclosure.

On March 1, 2019, the Company issued a press release announcing the appointment of Dr. Sullivan to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)      Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: March 1, 2019	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer